Exhibit 99.1

NEWS RELEASE
NEWS RELEASE
NEWS RELEASE

             Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, IL 60015

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS REAFFIRMS EARNINGS TARGETS

FOR SECOND QUARTER AND FULL YEAR

New York, NY, June 12, 2007 – Fortune Brands, Inc. (NYSE: FO), the consumer company behind leading brands including Jim Beam, Moen and Titleist, today reaffirmed its earnings targets for the second quarter and full year 2007.

In remarks prepared for delivery today at the JP Morgan Basics and Industrials Conference, Fortune Brands president and chief operating officer Bruce Carbonari said that “with strong volume growth for our premium spirits brands, excellent marketplace acceptance for our new golf products and continued share gains in home products, Fortune Brands is on track to deliver results within the target ranges we’ve previously announced for both the second quarter and the full year.” Carbonari also reaffirmed the company’s view that “the most challenging quarter of the year is already behind us,” and noted that “while the housing downturn continues to challenge the home products market, we’re benefiting from three important factors: our strength in the replace-remodel segment of the market, sustained share gains in categories such as cabinetry and faucets, and price increases that are now fully offsetting higher commodities costs.”

“Based on our quarter-to-date results,” Carbonari continued, “we expect that Fortune Brands will deliver second-quarter results in line with our previously announced target of earnings per share before charges/gains to be down in the mid-single-digit-to-low-double-digit range. For the full year, we’re continuing to target EPS before charges/gains for Fortune Brands to be in the range of down mid-single digits to up low-single digits.”

Fortune Brands plans to report results for the second quarter on July 27th.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in spirits and wine, home and hardware products, and golf equipment. Beam Global Spirits & Wine, Inc. is the company’s spirits and wine business. Major spirits and wine brands include Jim Beam and Maker’s Mark bourbons, Sauza tequila, Canadian Club whisky,

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www.fortunebrands.com

Fortune Brands Reaffirms Earnings Targets for Second Quarter and Full Year,

Courvoisier cognac, DeKuyper cordials, Starbucks™ liqueurs, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index, the MSCI World Index and the Ocean Tomo 300™ Patent Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the potential privatization of V&S Group; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

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